 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2014
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
 _________________

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities
On February 5, 2014, at a regular meeting of the Board of Directors of Levi Strauss & Co. (the “Company”), the Board of Directors (the “Board”) endorsed a global initiative designed to streamline operations and fuel long-term profitable growth. The Company expects this initiative to generate annualized cost savings of $175-200 million and will be implemented in phases over the next 12 to 18 months. The Board also delegated authority to an ad hoc committee of the Board (“Ad Hoc Committee”) to approve the terms of the first phase of the global initiative, including the expected timing and implementation thereof. On March 24-25, 2014, the Ad Hoc Committee of the Board approved the terms of the first phase of the global initiative presented by management. On March 26, 2014, the Company announced and began to implement the first phase of the global initiative.
The first phase of the global initiative, as further described below, will deliver approximately $75-100 million in annualized savings before related charges, with restructuring and related charges, namely cash expenditures consisting of severance benefits and consulting fees, of approximately $65 million (pre-income tax effect) to be primarily recorded in the Company’s first fiscal quarter of 2014.
The first phase of the global initiative includes the elimination of approximately 800 positions or approximately 20% of the Company’s global non-retail and non-manufacturing employee population. The Company anticipates the elimination of positions will be substantially completed within the U.S. within the second fiscal quarter of 2014. Final estimates for headcount, timing and charges in certain areas of the international business are subject to completion of applicable local works council and other consultative processes.
The Company expects additional savings in future periods to come from streamlining the Company’s product development, planning and go-to-market strategies, implementing efficiencies across its supply chain and distribution network, adopting lower-cost service-delivery models and continuing to pursue more disciplined procurement practices. Additional restructuring charges will be recorded for these efforts. The Company is unable at this time to make a good faith determination of cost estimates, or ranges of cost estimates, associated with the future phases of the global initiative as set forth in paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment to this report after its determination of such estimates or ranges of estimates.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding the expected nature, timing, number of positions eliminated, annualized cost savings, and charges related to the first phase of the global initiative. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement the program as planned; retention of key employees; the possibility that benefits of the program may not materialize as expected; and other risks described in the Company’s SEC filings. These risks are in addition to the other risks cited in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q. The Company undertakes no obligation to revise or update any forward-looking statements.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated March 26, 2014, Levi Strauss & Co. Announces Global Initiative to Streamline Operations and Fuel Long-Term Profitable Growth.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	March 26, 2014	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 26, 2014, Levi Strauss & Co. Announces Global Initiative to Streamline Operations and Fuel Long-Term Profitable Growth.